UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		July 1, 2003
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D. C (Address of principal executive offices		20068 (Zip Code)
Registrant's telephone number, including area code		(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

PEPCO HOLDINGS, INC. Form 8-K
Item 5.

Other Events.

Effective July 1, 2003, Pepco Holdings, Inc.'s (PHI) subsidiary, Conectiv Energy Supply, Inc. (Conectiv Energy), entered into an agreement consisting of a series of energy contracts with an international investment banking firm with over $400 billion in assets and a senior unsecured debt rating of A+ / Stable from Standard & Poors (the "Counterparty"). The agreement is designed to more effectively hedge approximately fifty percent of Conectiv Energy's generation output and approximately fifty percent of its supply obligations, with the intention of providing Conectiv Energy with a more predictable earnings stream during the term of the agreement.

The 35-month agreement consists of two major components: a fixed price energy supply hedge and a generation off-take agreement.

The fixed price energy supply hedge will be used to reduce Conectiv Energy's financial exposure under its current supply commitment to Delmarva Power & Light Company (Delmarva). Under this commitment, which extends through May 2006, Conectiv Energy is obligated to supply to Delmarva the electric power necessary to enable Delmarva to meet its Provider of Last Resort (POLR) load obligations. Under the energy supply hedge, the volume and price risks associated with fifty percent of the POLR load obligation are effectively transferred from Conectiv Energy to the Counterparty through a financial "contract-for-differences." The contract-for-differences establishes a fixed cost for the energy required by Conectiv Energy to satisfy fifty percent of the POLR load, and any deviations of the market price from the fixed price are paid by Conectiv Energy to, or are received by Conectiv Energy from, the Counterparty. The contract does not cover the cost of capacity or ancillary services.

Under the generation "off-take" agreement, Conectiv Energy will receive a fixed monthly payment from the Counterparty, and the Counterparty will receive the profit realized from the sale of approximately 50% of the electricity generated by Conectiv Energy's plants (excluding the Edge Moor facility). This profit is calculated as the positive difference between market electricity prices and the variable generating cost of the plants (based on contractual heat rates, spot fuel prices and variable operating costs). This portion of the agreement is designed to hedge approximately 50% of Conectiv Energy's generation output, and under assumed operating parameters and market conditions should effectively transfer this portion of the company's wholesale energy market risk to the Counterparty, while providing a more stable stream of revenues to Conectiv Energy.

The 35-month agreement also includes several standard energy price swaps under which Conectiv Energy has locked in a sales price for approximately 50% of the output from its Edge Moor facility and has financially hedged other on-peak and off-peak energy price exposures in its portfolio to further reduce market price exposure.

In total, the transaction is expected to improve Conectiv Energy's risk profile by providing hedges that are tailored to the characteristics of its generation fleet and its POLR supply obligation.

Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 14, 2003 DATE	PEPCO HOLDINGS, INC. (Registrant) By: /s/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer -2-